EXHIBIT 10.2
Pixelworks, Inc.
2006 Management Salary and Equity-Based Compensation Table

			Common Shares
			Underlying Equity
		2006 Base	Compensation
Name of Officer	Title/Position	Salary	Awards

Allen Alley	President and Chief Executive Officer	$306,800	50,000
Hans Olsen	Executive Vice President and Chief Operating Officer	$260,000	42,500
Richard Tobias	Vice President and Chief Technology Officer	$246,400	76,680
Hongmin Zhang	Vice President, Technology	$220,500	70,000
Brett Monello	Vice President, Video & Image Processing	$220,000	110,000